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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of AirNet Communications Corporation on Form S-1 of our report dated September 22, 1999, appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

/s/ Deloitte & Touche LLP

Orlando, Florida
September 22, 1999